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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          -----------------------------


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 2003



COMMISSION                  EXACT NAME OF REGISTRANT AS      I.R.S. EMPLOYER
FILE NUMBER                 SPECIFIED IN ITS CHARTER         IDENTIFICATION NO.
-----------                 ------------------------         ------------------

1-11607                     DTE ENERGY COMPANY
                            (A MICHIGAN CORPORATION)         38-3217752
                            2000 2ND AVENUE
                            DETROIT, MICHIGAN 48226-1279
                            313-235-4000


1-2198                      THE DETROIT EDISON COMPANY       38-0478650
                            (A MICHIGAN CORPORATION)
                            2000 2ND AVENUE
                            DETROIT, MI 48226-1279
                            (313) 235-8000



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ITEM 5.  OTHER EVENTS

         On February 28, 2003, DTE Energy Company ("DTE") completed the sale of its transmission business subsidiary, International Transmission Co., to an investor group that includes Kohlberg Kravis Roberts & Co. and Trimaran Capital Partners L.L.C. for approximately $610 million in cash.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         99 Press Release of DTE Energy, dated February 28, 2003, reporting DTE Energy's completion of sale of its transmission business subsidiary International Transmission Co.

ITEM 9.  REGULATION FD DISCLOSURE

         Attached and incorporated herein by reference as Exhibit 99 is a copy of a press release of DTE Energy dated February 28, 2003, reporting DTE Energy's completion of sale of transmission business.


FORWARD-LOOKING STATEMENTS:

         This Form 8-K contains "forward-looking statements" that are subject to risks and uncertainties. They should be read in conjunction with the forward-looking statements in DTE's and The Detroit Edison Company's ("Detroit Edison") 2001 Form 10-K Item 1 (incorporated by reference herein), and in conjunction with other SEC reports filed by DTE and Detroit Edison that discuss important factors that could cause DTE's and Detroit Edison's actual results to differ materially. DTE and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this document as a result of new information or future events.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.


Date:  March 3, 2003                             DTE ENERGY COMPANY
                                                 (Registrant)

                                                 /s/ N. A. Khouri
                                                 -------------------------------
                                                 N. A. Khouri
                                                 Vice President and Treasurer






Date:  March 3, 2003                             THE DETROIT EDISON COMPANY
                                                 (Registrant)

                                                 /s/ N. A. Khouri
                                                 -------------------------------
                                                 N. A. Khouri
                                                 Vice President and Treasurer




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                                 EXHIBIT INDEX

      Exhibit
      Number                             Description
      ------                             -----------

        99             Press Release dated February 28, 2003



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